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                                                                  EXECUTION COPY



                              SEA CONTAINERS LTD.,

                                   as Pledgor


                        CITICORP TRUSTEE COMPANY LIMITED,

                                   as Trustee

                                       and

                           CITIBANK INTERNATIONAL PLC,

                                    as Agent


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                             OEH Security Agreement
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





THIS OEH SECURITY AGREEMENT is dated as of  December 22, 2003

BETWEEN

(1) SEA CONTAINERS LTD, a Bermuda exempted company of registered address 41 Cedar Avenue, Hamilton HM12, Bermuda, as pledgor (the "Pledgor");

(2) CITICORP TRUSTEE COMPANY LIMITED, of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, as trustee for and on behalf of the Secured Parties (the "Trustee"); and

(3) CITIBANK INTERNATIONAL PLC, as agent of the Finance Parties of Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB (the "Agent").

WHEREAS

The Pledgor is entering into this Agreement for the purpose of pledging its interest in the Collateral to the Trustee, for and on behalf of the Secured Parties, as security for the Secured Obligations.

NOW, in consideration of the Secured Parties incurring the Secured Obligations, IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1    In this Agreement:

       "Account" has the meaning ascribed to such term in the Account Control Agreement;

       "Account Control Agreement" means the account control agreement, dated as of December 22, 2003, among the Trustee, the Pledgor and the Custodian;

       "Amendment Agreement" means the amendment to the Facility Agreement dated on or about the date of this Agreement.

       "Business Day" means any day, other than Saturday or Sunday, when financial institutions are not required to be closed for business in London, England and New York, New York;

       "Collateral" means the Class A Shares and Class B Shares of Orient-Express Hotels Limited (E.C. number 13215) held by, to the order or on behalf of the Pledgor and any other assets from time to time credited to the Account by the Pledgor;

       "Collateral Rights" means all rights, powers and remedies of the Trustee provided by this Agreement, any other Finance Document or by applicable law;

       "Custodian" means Citigroup Global Markets Inc.;

       "Dematerialisation Process" has the meaning ascribed to such term in the Amendment Agreement.

       "Facility Agreement" means the US$158,000,000 facility agreement, dated June 10, 2003 (as amended from time to time thereafter), entered into between, among others, Sea Containers British Isles Limited, as borrower, and the Trustee;

       "Person"  means  any  natural  person,  corporation,   limited  liability
       company,  trust,  joint  venture,   association,   company,  partnership,
       governmental authority or other entity;

1.2 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Facility Agreement.

1.3 In this Agreement, any reference to (a) a "Clause" is, unless otherwise stated, a reference to a Clause hereof and (b) "this Agreement" is a reference to this OEH Security Agreement as amended, varied or supplemented from time to time. Clause headings are for ease of reference only.

2.     GRANT OF SECURITY INTEREST

       In order to secure the full and punctual payment of, and the performance by the Pledgor of, the Secured Obligations owing to the Secured Parties, the Pledgor hereby grants, assigns, pledges and hypothecates unto the Trustee, on behalf of the Secured Parties, a first priority security interest in the Collateral and all proceeds thereof.

3.     RELATION TO OTHER SECURITY DOCUMENTS

       The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Pledgor to the Trustee, on behalf of the Secured Parties, and securing the payment or performance of any of the Secured Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Trustee hereunder.

4.     DELIVERY OF COLLATERAL

       The Pledgor shall transfer the Collateral to the Custodian and take any steps necessary to effect such transfer. If any securities forming part of the Collateral are registered in the name of, payable to the order of, or specially indorsed to, the Pledgor, then the Pledgor will indorse such securities to the Trustee or will deliver a blank indorsement to the Trustee.

5.     INTERESTS IN RESPECT OF COLLATERAL

5.1 Unless an Event of Default has occurred and is continuing, the Trustee will instruct the Custodian to deposit any income generated by or dividends paid on any securities pledged as Collateral to the Pledgor.

5.2 So long as (a) no Event of Default shall have occurred and be continuing and (b) the aggregate of the Market Value of the Collateral exceeds the Required Security Coverage Amount, the Pledgor may sell any Collateral in accordance with this Clause 5.2; provided that no such sale will cause the Market Value of the Collateral to fall below the Required Security Coverage Amount. To initiate any such sale, the Pledgor will provide notice (in substantially the form attached hereto as Exhibit A) to the Agent and the Custodian (with a copy to the Trustee) of its intent to sell a specified amount of securities to a designated purchaser. Upon receiving such notice counter-signed by the Agent, the Custodian, for and on behalf of the Trustee, will deliver such securities to such designated purchaser in exchange for payment of the purchase price therefor and such purchase price will be for the account of the Pledgor.

5.3 To initiate a sale of Collateral pursuant to Clause 20.2 (a)(ii) of the Facility Agreement, the Pledgor will provide notice (in substantially the form attached hereto as Exhibit B) to the Agent and the Custodian (with a copy to the Trustee) of its intent to sell a specified amount of securities to a designated purchaser. Upon receiving such notice, the Custodian, for and on behalf of the Trustee, will deliver such securities to such designated purchaser in exchange for payment of the purchase price therefor and such purchase price will be for the account of the Pledgor. The Custodian will deposit an amount equal to the purchase price of such securities into the Mandatory Prepayment Account in accordance with Clause 7.8 (Mandatory Prepayment and Cancellation - Secured Shares) of the Facility Agreement.

5.4 The Pledgor shall pay all calls, installments or other payments, and shall discharge all other obligations, which may become due in respect of the Collateral, and upon the occurrence of an Event of Default, the Trustee may (but shall not be required to) make such payments or discharge such obligations on behalf of the Pledgor. Any sums so paid by the Trustee in respect thereof shall be repayable on demand (with interest payable thereon from the date of demand until paid at a rate chosen by the Trustee) and pending such repayment of such sums shall constitute part of the Secured Obligations.

5.5 The Trustee shall have no duty to ensure (i) that any dividends, interest or other amounts and assets receivable in respect of the Collateral are duly and punctually paid, received or collected as and when the same become due and payable, (ii) that the correct amounts (if any) are paid or received on or in respect of the Collateral or (iii) the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference or otherwise on or in respect of, the Collateral.

5.6 Unless an Event of Default has occurred and is continuing, the Pledgor shall be entitled to exercise all voting rights in relation to any securities pledged as Collateral, provided that the Pledgor shall not exercise such voting rights in any manner which would, in the opinion of the Trustee, prejudice the value of, or the ability of the Trustee to realize, the security created by this Agreement.

5.7 The Pledgor shall not, without the prior written consent of the Trustee, by any means, permit or agree to any variation of the rights attaching to or conferred by all or any part of any securities pledged as Collateral.

5.8 Unless an Event of Default has occurred and is continuing, the Trustee shall not assign, rehypothecate or otherwise transfer its security interest in the Collateral, subject to Section 5.9.

5.9 At any time following the occurrence of a Sales Date, the Agent (acting on the instructions of the Majority Lenders) may sell the Collateral in accordance with Schedule 1 in exchange for payment therefor and will deposit the proceeds of any such sale into the Mandatory Prepayment Account.

5.10 The Trustee may, at any time after the occurrence of an Event of Default (as long as it is continuing), at its discretion, in the name of the Pledgor or otherwise and without any further consent or authority from the Pledgor:

       5.10.1 apply all interest and other monies arising from the Collateral,

       5.10.2 transfer the Collateral, and

       5.10.3 exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Collateral,

       in each case in such manner and on such terms as the Trustee may think fit, and the proceeds of any such action shall form part of the Collateral.

6.     PLEDGOR'S REPRESENTATIONS AND COVENANTS

6.1    Except with the Trustee's prior written consent, the Pledgor shall not:

       6.1.1  transfer,  assign or dispose of any part of the  Collateral  other
              than  as  expressly   contemplated  in,  and  permitted  by,  this
              Agreement; or

       6.1.2 create, grant or permit to exist any security interest over, or any restriction on the ability to transfer or realize, all or any part of the Collateral (other than as set out in the Account Control Agreement or any other Security Documents).

6.2    The Pledgor further covenants with the Trustee:

       6.2.1 on demand, to pay all amounts, interests, expenses, claims, liabilities, losses, costs, duties, fees, charges or other monies as are stated in the Facility Agreement and this Agreement to be payable by the Pledgor or to be recoverable form the Pledgor by the Trustee (or in respect of which the Pledgor agrees in the Facility Agreement) at the times and in the manner specified in the Facility Agreement; and

       6.2.2 on demand, to pay interest on any such amounts, interests, expenses, claims, liabilities, losses, costs, duties, fees, charges or other monies referred to in this Clause 6.2.2 from the date on which the relevant amount, interest, expense, liability, loss, cost, duty, fee, charge or other money is due under the terms of the Facility Agreement or this Agreement until the date of payment thereof to the Trustee entitled thereto (both before and after any relevant judgment) at the rate prescribed by the Facility Agreement.

6.3 The Pledgor hereby represents and warrants to the Trustee and undertakes during the subsistence of this Agreement that:

       6.3.1 it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

       6.3.2 it is and (until discharge of the security created by this Agreement by payment in full of all of the Secured Obligations) will be the sole legal and beneficial owner of the Collateral, free from any security interest (other than those created by this Agreement), and the Collateral is free from any options or rights of preemption.

       6.3.3 it has not sold or disposed of, and will not sell or dispose of without the written consent of the Trustee, the benefit of all or any of its rights, title and interest in the Collateral, except as otherwise expressly permitted hereunder and under the other Security Documents or any Finance Document;

       6.3.4 neither it, nor any of its assets, enjoys a right of immunity from set off, suit or execution in respect of its obligations under this Agreement, the Account Control Agreement or any other Security Documents;

       6.3.5 it does not hold any interest in the Collateral as trustee of any trust;

       6.3.6 it has full power and authority (i) to be the legal and beneficial owner of the Collateral legally and beneficially owned by it; (ii) to execute and deliver this Agreement and (iii) to comply with the provisions of, and perform all of its obligations under, this Agreement;

       6.3.7 this Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally;

       6.3.8 the entry into and performance by the Pledgor of this Agreement does not violate (i) any law or regulation of any governmental or official authority, or (ii) any agreement, contract or other undertaking to which the Pledgor is a party or which is binding upon the Pledgor or any of its assets;

       6.3.9 all consents, licenses, approvals and authorizations required in connection with the entry into, performance, validity and enforceability of this Agreement have been obtained and are, and will remain, in full force and effect;

       6.3.10 the granting of the security constituted by this Agreement will be in the commercial interests of the Pledgor;

       6.3.11 it is able (and upon execution of this Agreement will continue to be able) to meet its liabilities as they fall due for payment and (based upon its most recent quarterly management accounts) the value of its assets exceed the value of its liabilities, taking into account any contingent or prospective liabilities; and

       6.3.12 all securities pledged as Collateral are fully paid, and the Pledgor undertakes to pay all calls or other payments due in respect of such securities. If the Pledgor fails to make any such payment, the Trustee may make such payment on behalf of the Pledgor and any sums so paid by the Trustee shall be reimbursed by the Pledgor on demand, together with interest on those sums. Such interest shall be calculated from the due date up to the actual date of payment (after, as well as before, judgment) at such commercial rate as the Trustee may reasonably determine.

7.     INDEMNITIES

7.1 The Pledgor will indemnify and save harmless the Trustee, and each agent or attorney appointed under or pursuant to this Agreement, from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Trustee or such agent or attorney;

       7.1.1 in the exercise or purposed exercise of any rights, powers or discretion vested in them pursuant to this Agreement;

       7.1.2 in the preservation or enforcement of the Trustee's rights under this Agreement or the priority thereof; or

       7.1.3 in the release of all or any part of the Collateral from the security created by this Agreement; or

       7.1.4 as a result of the failure on the part of the Pledgor to perform its obligations hereunder;

       and the Trustee, or such agent or attorney, may retain and pay any such sums out of money received under the powers conferred by this Agreement. All amounts recoverable by the Trustee or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

8.     POWER OF ATTORNEY

       The Pledgor, by way of security, irrevocably appoints the Trustee to be its attorney-in-fact to execute, deliver and perfect all documents (including any instruments of transfer) and do all things that the Trustee may consider to be requisite for (a) carrying out any obligation imposed on the Pledgor under this Agreement or (b) exercising any of the rights conferred on the Trustee by this Agreement or by law, (including, after the security constituted hereby has become enforceable, the exercise of any right of a legal or a beneficial owner of the Collateral). The Pledgor shall ratify and confirm all things done and all documents executed by the Trustee in the exercise of that power of attorney.

9.     EXPENSES

9.1 The Pledgor agrees that it shall pay to the Trustee, on demand, all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Trustee, or for which the Trustee may become liable in connection with:

       9.1.1  the negotiation, preparation and execution of this Agreement;

       9.1.2 the preserving or enforcing of, or attempting to preserve or enforce, any of the rights under this Agreement or the priority hereof;

       9.1.3 any variation of, or amendment or supplement to, any of the terms of this Agreement; and/or

       9.1.4 any consent or waiver required from the Trustee in relation to this Agreement, and, in any case referred to in Clauses 10.1.3 and 10.1.4, regardless of whether the same is actually implemented, completed or granted, as the case may be.

10.    RIGHTS UPON DEFAULT

10.1 If an Event of Default has occurred and is continuing, the Trustee shall be entitled (a) to exercise all rights and remedies available to a secured party under applicable law with respect to the Collateral held by the Trustee and (b) without prior notice to the Pledgor or prior authorization from any court (except to the extent required by law), to register any other securities pledged as Collateral in the name of the Trustee, its custodian or a nominee for either, or to sell or otherwise dispose of all or any part of the Collateral (at the times, in the manner and on the terms it thinks fit). The Trustee shall be entitled to apply the proceeds of that sale or other disposal in paying the costs of that sale or disposal and in or towards the discharge of the Secured Obligations in accordance with Clause 12.

10.2 A certificate in writing by an officer or agent of the Trustee that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence of that fact in favor of a purchaser of all or any part of the Collateral.

11.    Application of proceeds

11.1 If an Event of Default has occurred and is continuing, all amounts received by the Trustee pursuant to this Agreement shall be applied or paid:

       11.1.1 First, to satisfy all such expenses, liabilities, losses, costs, duties, fees, charges or other amounts whatsoever as may have been paid or incurred by the Trustee in exercising any of the powers specified or otherwise referred to in this Agreement;

       11.1.2 Second, in or towards satisfaction of any amounts in respect of the balance of the Secured Obligations as are then accrued, due and payable or are then due and payable by virtue of payment demanded, in such order or application as the Trustee shall think fit;

       11.1.3 Third, in retention of an amount equal to any part or parts of the Secured Obligations as are or are not then due and payable but which (in the sole and absolute opinion of the Trustee) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this Clause 12; and

       11.1.4 Fourth, to the Pledgor.

11.2 Neither the Trustee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost of expense incurred or arising in connection with the exercise or purported exercise of any right, power or discretion hereunder in the absence of gross negligence, fraud or willful misconduct.

12.    Security Interest Absolute

       All rights of the Trustee hereunder, the grant of the security interests in the Collateral, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Finance Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Finance Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

13.    Severability

       In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

14.    NOTICES

       Any notice required to be given hereunder shall be in writing and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the party of parties in question as set forth below (or such other address as such party or parties shall notify the other parties of in accordance with this Clause
       15). Any notice sent by post as provided in this Clause 15 shall be deemed to have been served five Business Days after dispatch and any notices sent by facsimile as provided in this Clause 15 shall be deemed to have been served at the time of dispatch, and in proving the service of the same it will be sufficient to provide in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of facsimile, it will be sufficient to prove that such facsimile was duly dispatched to a current facsimile number of the addressee. The addresses for notice of each party is as follows:

       in the case of the Pledgor, to:

       Sea Containers Ltd.
       c/o Sea Containers Services Limited
       20 Upper Ground, London SE1 9PF
       Attention: Company Secretary
       Fax number: +44 207 805 5900

       in the case of the Trustee, to:

       Citicorp Trustee Company Limited
       Citigroup Centre,
       Canada Square
       Canary Wharf
       London E14 5LB
       Attention: Agency and Trust
       Fax number: +44 0207 500 5857


       in the case of the Custodian, to:

       Citigroup Global Markets Inc.
       Special Equity Transactions Group
       390 Greenwich Street, 5th Floor
       New York, New York 10013
       Attention: Peter Candida
       Fax number: +1 212 723 7204


       in the case of the Agent, to:

       Citibank International PLC
       Citigroup Centre,
       33 Canada Square
       Canary Wharf
       London E14 5LB
       Attention: Loans Agency
       Fax number: +44 207 500 4482

15.    Assignments; Successors

15.1 This Agreement shall be binding upon and shall inure to the benefit of the Pledgor and the Trustee and each of their respective successors and (subject as hereinafter provided) assigns, and references in this Agreement to any of them shall be construed accordingly.

15.2 The Pledgor may not assign or transfer all or any part of its rights and/or obligations under this Agreement without the prior written consent of the Trustee, and any such purported assignment or transfer, without such consent, shall be void.

15.3 The Trustee may assign or transfer all or any part of its rights or obligations under this Agreement to any assignee or transferee or successor without the consent of the Pledgor. The Trustee shall notify the Pledgor promptly following any such assignment or transfer or appointment of a successor

15.4 This Agreement shall remain in effect despite any amalgamation or merger (however effected) relating to the Trustee. References to the Trustee shall be deemed to include any assignee or successor in title of the Trustee and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Trustee hereunder or to which under such laws the same have been transferred.

16.    GOVERNING LAW; SUBMISSION TO JURISDICTION

16.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16.2 ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY SUCH COURT, AND BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

16.3 The parties hereby agree that service of process sufficient for personal jurisdiction in any action against such party in the State of New York may be made by registered or certified mail, return receipt requested, to the applicable party at its address referred to in the Schedule, and such party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party hereto to bring proceedings against any other party hereto in the courts of any other jurisdiction.

17.    HEADINGS AND REFERENCES

       The headings and captions in this Agreement are for reference only and shall not affect the construction or interpretation of any of its provisions.

18.    NO WAIVER.

       No failure on the part of Pledgor or the Trustee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Pledgor or the Trustee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

19.    AMENDMENTS

       The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor and the Trustee.

20.    COUNTERPARTS

       This Agreement may be signed in any number of counterparts, all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF the undersigned has caused this Security Agreement to be duly executed as of the date first above mentioned.

SEA CONTAINERS LTD.,
as Pledgor


By:
Name:
Title:

CITICORP TRUSTEE COMPANY LIMITED,
as Trustee


By:
Name:
Title:


Accepted and agreed:

CITIGROUP GLOBAL MARKETS INC.,
as Custodian


By:
Name:
Title:



CITIBANK INTERNATIONAL PLC,
as Agent

By:
Name:
Title:

                                   SCHEDULE 1

1.1    Power of Attorney

       At any time following the occurrence of a Sales Date, the Agent (acting on the instructions of the Majority Lenders) shall have the right to sell the Collateral (the "Power of Attorney") at such times, in such manner, and in such volumes as the Agent may direct in its absolute discretion including, without limitation, by way of: 1.1.1 trade sale to a strategic or financial buyer;

       1.1.2  unregistered block trade or private placement;

       1.1.3 public sales under a shelf registration statement of OEH filed with the SEC, with the Pledgor acting solely upon the instructions of the Agent or the Agent selling on behalf of the Pledgor under the Power of Attorney, in each case including an underwritten offering;

       1.1.4  unsolicited   broker's   transactions   or  sales   directly  with
              market-makers, in each case pursuant to Rule 144 under the Securities Act, and the Pledgor shall take, and shall use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will take, any action necessary, and shall provide, and shall use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will provide, any manner of assistance as the Agent may require in connection with such sale, provided that the proceeds of such sale by the Agent pursuant to this Clause 1.1 should not exceed an amount required to ensure that the Pledgor is in compliance with Clause 20.1 of the Facility Agreement.

1.2    OEH Share Sale

       In connection with the sale (in any manner whatsoever) of the Collateral after a Sales Date, the Pledgor shall promptly do, and shall use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will do, all such acts or execute all such documents as the Agent may reasonably specify (and in such form as the Agent may reasonably require in favor of the Agent or its nominees).

1.3    Registration Rights and Indemnity Agreement

       (a)    Without   prejudice  to  Clause  7.6  (Mandatory   Prepayment  and
              Cancellation - Secured Shares) and Clause 20 (Security Cover and Financial Covenants) of the Facility Agreement:

              (i)    Filing and Effectiveness

              In connection with the Power of Attorney and the pledge by the Pledgor of the Collateral hereunder, the Pledgor agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will:

                     (A)    promptly  (but in any event  within  three  Business
                            Days) upon request of the Agent, if necessary, file an amendment to the registration statement on Form S-3 (File No. 333-102576) filed by OEH pursuant to Rule 415 under the Securities Act (the "Existing Shelf Registration Statement") or file an amendment to the prospectus in the Existing Shelf Registration Statement pursuant to Rule 424(b) under the Securities Act, to provide for re-sales of all of
                            (i) the Class A Shares of OEH (the "A Shares") held by the Pledgor (including all of the A Shares issuable upon conversion of all of the Class B Shares of OEH (the "B Shares" and, together with the A Shares, the "Shares") held by the Pledgor) and
                            (ii) such A Shares by the Agent following a Sales Date, in each case in accordance with the intended method or methods of distribution thereof as specified by the Pledgor and/or the Agent, including an underwritten offering, and in the event the Existing Shelf Registration Statement becomes for any reason unavailable to permit public re-sales of A Shares by the Pledgor or the Agent in the United States (other than pursuant to the terms of paragraph (b) of this Clause 1.3), file with the SEC a new registration statement on Form S-3 (or any successor form thereto, or any other form available for use by OEH for the registration of re-sales of A Shares by the Pledgor and/or the Agent) (a "New Shelf Registration Statement"; the Existing Shelf Registration Statement and the New Shelf Registration Statement are each referred to herein as a "Shelf Registration Statement"), which Shelf Registration Statement shall provide for re-sales of all of (i) the A Shares held by the Pledgor (including all of the A Shares issuable upon conversion of all of the B Shares held by the Pledgor) and (ii) such A Shares by the Agent following a Sales Date, in each case in accordance with the intended method or methods of distribution thereof as specified by the Pledgor and/or the Agent, including an underwritten offering;

                     (B) use its reasonable best efforts to cause any required New Shelf Registration Statement to be declared effective by the SEC as promptly as is practicable but in no event later than 75 days after the filing thereof (the applicable date being, in the case of either the Existing Shelf Registration Statement or the New Shelf Registration Statement, as applicable, the "Registration Statement Effective Date"); and

                     (C) at all times, use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and, including with respect to any prospectus contained therein (a "Prospectus"), supplemented and amended to the extent necessary to ensure that (i) it is available for re-sales by the Pledgor and/or the Agent and (ii) it conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the SEC promulgated thereunder as announced from time to time, for a period (the "Effective Period") ending:

              (1) in the event that the Agent has taken possession of any Shares as a result of enforcement of the pledge of the Collateral hereunder, when (i) the Agent is able to sell all of the Shares without restriction pursuant to the volume limitation provisions of Rule 144(e) under the Securities Act or any successor rule thereto or (ii) all of the Shares so possessed by the Agent have been sold; or

              (2) in the event that the Agent has not taken possession of any Shares as a result of enforcement of the pledge of the Collateral hereunder, when all amounts owed by the Pledgor and its affiliates to the Lenders under the Loan have been paid in full.

       (b)    Suspension  Periods

              Notwithstanding any provision of paragraph (a)(i)(C) of this Clause 1.3 to the contrary, the effectiveness of the Shelf Registration Statement may be suspended by written notice from the Pledgor or OEH to the Agent for a period not to exceed an aggregate of 30 days in any 90-day period (each such period, a "Suspension Period", and the aggregate of all such Suspension Periods shall not exceed an aggregate of 60 days in any 360 day period) if:

              (i) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the reasonable judgment of the Board of Directors of OEH, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

              (ii) OEH reasonably determines that the disclosure of such event at such time would have a Material Adverse Effect on the business of OEH and its subsidiaries, taken as a whole;

              provided, however, that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of OEH to consummate such transaction, a Suspension Period may be extended from 30 days to 45 days, subject in any event to the requirement that Suspension Periods shall not exceed an aggregate of 60 days in any 360-day period.

       (c)    Registration Procedures

              In connection with the Shelf Registration Statement, the Pledgor agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will:

              (i) advise the Agent promptly (but in any event within one Business Day):

                     (A) when the Prospectus or any Prospectus supplement or any New Shelf Registration Statement or post-effective amendment to any Shelf Registration Statement has been filed, and when any New Shelf Registration Statement or any post-effective amendment to any Shelf Registration Statement has become effective,

                     (B) of any request by the SEC for amendments to a Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                     (C) of the issuance by the SEC of any stop order suspending the effectiveness of a Shelf Registration Statement under the Securities Act, or the initiation of any proceeding for such purpose known to OEH, or

                     (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in a Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in a Shelf Registration Statement or the Prospectus in order to make such statements therein not misleading;

              (ii) prepare and file with the SEC such amendments and post-effective amendments to a Shelf Registration Statement as may be necessary to keep it effective during the Effective Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed (if required) pursuant to Rule 424(b) under the Securities Act, and comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the sale or other disposition of all A Shares covered by the Shelf Registration Statement during the Effective Period in accordance with the intended method or methods of distribution by the Pledgor or the Agent set forth in the Shelf Registration Statement or supplement to the Prospectus;

              (iii) furnish to the Agent such number of conformed copies of each Shelf Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the Prospectus (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424(b) under the Securities Act relating to the Shares, in conformity with the requirements of the Securities Act, and such other documents as the Agent may reasonably request to facilitate the disposition of the Shares;

              (iv) at any time on or after the occurrence of a Sales Date, (A) promptly notify the Agent, at any time when a prospectus relating to the A Shares is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to OEH, as a result of which, the Prospectus included in the Shelf Registration Statement as then in effect includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (B) at the request of the Agent as promptly as practicable, prepare and furnish to the Agent a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of A Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

              (v) upon the occurrence of any event that would cause a Shelf Registration Statement or the Prospectus contained therein not to be effective and usable for the re-sale of A Shares during the Effective Period, file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the US Securities Exchange Act of 1934, as amended (the "Exchange Act"), and use its best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter;

              (vi) if at any time the SEC shall issue any stop order suspending the effectiveness of a Shelf Registration Statement, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

              (vii) on or after the occurrence of a Sales Date, furnish to the Agent, at least five Business Days before filing with the SEC, a copy of any amendment to the Shelf Registration Statement and copies of any Prospectus supplement (excluding documents incorporated by reference therein), which amendment or supplement will be subject to the review of the Agent (and any underwriters, broker-dealers or other agents acting on behalf of the Agent), and

                     (A) not file any amendment to a Shelf Registration Statement or a Prospectus supplement (excluding documents incorporated by reference therein) to which the Agent (or any underwriters, broker-dealers or other agents acting on behalf of the Agent) shall reasonably object within three Business Days after the receipt thereof; and/or

                     (B) make such changes in such amendments or supplements prior to the filing thereof, if reasonably practicable, or prepare and file further amendments or supplements, as the Agent (or any underwriters, broker-dealers or other agents acting on behalf thereof) may reasonably request;

              (viii) on  and  after  the  occurrence  of  a  Sales  Date,   make
                     representatives of OEH and its subsidiaries available for discussion and make available at reasonable times for inspection all financial and other records, pertinent corporate documents and properties of OEH and its subsidiaries as shall be reasonably necessary to enable the Agent and any underwriters, broker-dealers or agents acting on behalf of the Agent, and any attorney or accountant retained by any of them, to exercise any applicable due diligence responsibilities and to conduct a reasonable investigation within the meaning of the Securities Act, and cause OEH's officers, directors, managers and employees supply all information reasonably requested by the Agent and any underwriters, broker-dealers or agents acting on behalf thereof, and any attorney or accountant retained by any of them in connection with a Shelf Registration Statement; provided, however, that any information designated by OEH as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof and shall not be disclosed by the recipient thereof unless (i) disclosure of such information is necessary to avoid or correct a misstatement or omission in a Shelf Registration Statement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the release of such information or records is reasonably necessary to establish a defense to legal liability, or
                     (iv) the information has been made generally available to the public;

              (ix) on and after the occurrence of a Sales Date, promptly incorporate in a Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary (and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable), of such information as the Agent (and any underwriters, broker-dealers or agents acting on behalf of the Agent) may reasonably request to have included therein, including, without limitation, (i) information relating to the "Plan of Distribution" of the A Shares, (ii) information with respect to the number of A Shares being sold to such underwriters or broker-dealers,
                     (iii) the purchase price being paid therefor and (iv) any other terms of the offering of the A Shares to be sold in such offering;

              (x) otherwise comply with the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and make available to its securityholders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

              (xi) use its best efforts to cause the A Shares covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States of America, any state thereof or the District of Columbia as may be necessary to enable the Agent (and any underwriters, broker-dealers or agents acting on behalf thereof) to consummate the disposition of such Shares in the United States;

              (xii) cause to be maintained a transfer agent and registrar for all A Shares from and after the date of this Agreement;

              (xiii) use its best  efforts  to  maintain  the  listing  of the A
                     Shares on the New York Stock Exchange, Inc.;

              (xiv) upon request of the Agent, in connection with any underwritten public offering of A Shares by the Agent (on its own behalf or on behalf of the Pledgor) after a Sales Date has occurred, furnish to the Agent and to each underwriter, broker-dealer or agent acting on behalf of the Agent, a signed counterpart, addressed to the Agent (and to each underwriter, broker-dealer or agent acting on behalf of the Agent), of (i) certificates of officers of OEH and the Pledgor, as the case may be, dated the date of closing under any Selling Agreement (as defined below), (ii) opinions of counsel to OEH dated the effective date of the applicable Shelf Registration Statement and the date of closing under any Selling Agreement, and (iii) comfort letters from the independent accountants of OEH (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement) dated the effective date of the applicable Shelf Registration Statement and the date of closing under any Selling Agreement, in each case covering substantially the same matters with respect to the Shelf Registration Statement (and the Prospectus) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in officers' certificates of issuers or selling securityholders in an underwritten public offering, as the case may be, opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as any underwriters, broker-dealers or agents, as the case may be, may reasonably request; and

              (xv) cooperate with the Agent in connection with the registration and qualification of the A Shares under the securities or Blue Sky laws of such jurisdictions as the Agent (and any underwriters, broker-dealers or agents acting on behalf of the Agent) may reasonably request, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the A Shares covered by the Shelf Registration Statement; provided, however, that neither the Pledgor nor OEH shall be required to (i) register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or (ii) take any action that would subject it to general service of process in any jurisdiction where it is not now so subject or (iii) subject itself to taxation in any such jurisdiction where it is not so subject.

       (d)    Underwriting Arrangements

              If an underwriting or similar agreement is entered into by the Agent (on its own behalf or on behalf of the Pledgor) on or after the occurrence of a Sales Date, pursuant to which any A Shares will be sold to an underwriter or underwriters for re-offering, whether to the public pursuant to a Shelf Registration Statement or otherwise, or a sales agreement is entered into so that the A Shares will be sold to a broker-dealer as agent or principal, whether for re-offering to the public pursuant to the Shelf Registration Statement or otherwise (each, a "Selling Agreement"), the Pledgor shall, and agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH shall:

              (i) enter into a Selling Agreement with such underwriters, broker-dealers or agents, as the case may be, such agreement to be in form and substance reasonably satisfactory to the Agent and such underwriters, broker-dealers or agents, as the case may be, containing such representations, warranties and other terms as are customary in agreements of such type, including without limitation indemnification and contribution provisions and procedures which provide rights no less protective than those set forth in Clause 1.3(e) (Indemnification) and Clause 1.3(f) (Contribution) hereof with respect to all parties to be indemnified by OEH and the Pledgor, including the Agent (and any underwriters, broker-dealers or other agents acting on behalf of the Agent);

              (ii) if the Shares are to be sold otherwise than pursuant to a Shelf Registration Statement, to cooperate with the Agent and such underwriters, broker-dealers or agents, as the case may be, and to prepare an offering memorandum or other offering document for use in connection with such offering;

              (iii) deliver such other documents and certificates as may be reasonably requested by each underwriter or broker-dealer to evidence compliance with any customary conditions contained in the Selling Agreement or other agreement entered into by the Pledgor and/or OEH pursuant to this Clause 1.3(d);

              (iv) cooperate with the Agent and each underwriter, broker-dealer or agent participating in the disposition of A Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

              (v) enter into such agreements and take such other actions as the Agent and such underwriters, broker-dealers or agents, as the case may be, may reasonably request in order to expedite or facilitate the disposition of the A Shares, including making appropriate officers of OEH reasonably available to the underwriters for meetings with prospective purchasers of the Shares and preparing and presenting to potential investors customary "road show" material in a manner consistent with offerings of other securities similar to the A Shares.

       (e)    Indemnification

              (i) The Pledgor agrees to indemnify and hold harmless the Agent, each of the Lenders, each underwriter, broker-dealer or agent acting on behalf of the Agent or any Lender, each of their respective directors, officers, employees, limited and general partners (either direct or indirect) (and such partner's directors, officers, employees and agents) and agents, and each person, if any, who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person an "indemnified person"):

                     (A) from and against any and all losses, liabilities, claims, damages and expenses whatsoever, joint or several, as incurred, to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Prospectus, any amendment or supplement thereto, or any other offering document prepared or used in connection with the sale of any Shares, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Pledgor shall not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Agent or any Lender furnished to the Pledgor in writing by the Agent expressly for use therein;

                     (B) against any and all losses, liabilities, claims, damages and expenses whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to paragraph (e)(iii) of this Clause 1.3) any such settlement is effected with the written consent of the Pledgor; and

                     (C) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under paragraphs (A) or (B) above.

              (ii) Each indemnified party shall give notice as promptly as reasonably practicable to the Pledgor of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Pledgor shall not relieve it from any liability hereunder to the extent it is not actually and materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Agent shall select counsel to the indemnified parties. The Pledgor may participate at its own expense in the defense of any such action; provided, however, that counsel to the Pledgor shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the Pledgor be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Pledgor shall not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Clause 1.3(e) (whether or not the indemnified parties are actual or potential parties thereto), that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability arising out of or in respect of such litigation, investigation, proceeding or claim or (ii) would impose injunctive relief on any indemnified party or a statement or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              (iii) If at any time an indemnified party shall have requested the Pledgor to reimburse the indemnified party for fees and expenses of counsel, the Pledgor agrees that it shall be liable for any settlement of the nature contemplated by paragraph (e)(i)(B) of this Clause 1.3(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Pledgor of the aforesaid request, (ii) the Pledgor shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Pledgor shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

              (iv) The provisions of this Clause 1.4(e) and Clause 1.3(f) shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise. The indemnity and contributions provisions set forth in this Clause 1.4(e) and Clause 1.3(f) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of the Shares by such indemnified party.

              (v) The indemnification required by this Clause 1.3(e) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as and when bills are received or loss, liability, damage or expense is incurred.

       (f)    Contribution

              If for any reason the foregoing indemnity and reimbursement is unavailable or is insufficient to hold harmless an indemnified party under Clause 1.3(e), then the Pledgor shall contribute to the amount paid or payable by such indemnified party as a result of any losses, liabilities, claims, damages and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, liabilities, claims, damages, expenses, actions or proceedings, in such proportion as is appropriate to reflect the relative fault of the Pledgor on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Pledgor or OEH, on the one hand, or the indemnified party, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, or if the allocation provided in the second preceding sentence provides a lesser sum to the indemnified party than the amount hereinafter calculated, then the Pledgor shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits to the Pledgor and the indemnified party as well as any other relevant equitable considerations. The parties agree that it would not be just and equitable if contributions pursuant to this Clause 1.3(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Clause 1.3(e). Notwithstanding anything in this Clause 1.3(e) to the contrary, no Person (other than the Pledgor) shall be required pursuant to this Clause 1.3(f) to contribute any amount in excess of the interest and fees received by such person under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       (g)    Expenses of Registration

              All Registration Expenses shall be borne by the Pledgor. "Registration Expenses" shall mean all costs, fees and expenses incident to the offering and sale of (i) any or all of the A Shares held by the Pledgor (including all of the A Shares issuable upon conversion of all of the B Shares held by the Pledgor) and
              (ii) any or all of the A Shares held by the Agent following a Sales Date, in each case in accordance with the intended method or methods of distribution thereof as specified by the Pledgor and the Agent, including, without limitation, (a) all registration, filing, securities exchange listing and National Association of Securities Dealers fees, (b) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating, printing, messenger and delivery expenses, (d) the fees and disbursements of counsel for the Pledgor and OEH and of the independent public accountants of OEH, including, without limitation, the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (e) the reasonable fees and disbursements incurred by the Lenders and the Agent (including, without limitation, the reasonable fees and disbursements of any one counsel and any local counsel selected by the Agent), (f) reasonable premiums and other reasonable costs of policies of insurance against liabilities arising out of the offering of the Shares, (g) any fees and disbursements of underwriters, broker-dealers or agents customarily paid by issuers or sellers of securities, including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the A Shares and determination of their eligibility for investment under the laws of such jurisdictions, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to A Shares and (h) fees and expenses of any other person retained or employed by the Pledgor or OEH.

       (h)    Reports under the Exchange Act

              The Pledgor agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will file the reports required to be filed by OEH under the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if OEH is not required to file such reports, upon the request of the Agent, make publicly available other information) and will take such further action as the Agent may reasonably request, all to the extent required from time to time to enable the Agent to sell any or all of the A Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time (or any successor thereto) or (ii) any other rule or regulation adopted by the SEC. Upon the reasonable request of the Agent, the Pledgor agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will deliver to the Agent a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of the Agent, deliver to the Agent a certificate, signed by OEH's principal financial officer, stating (a) OEH's name, address and telephone number, (b) OEH's Internal Revenue Service identification number, (c) OEH's SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by OEH, and (e) whether OEH has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

       (i)    Assignment of Registration Rights

              The rights pursuant to this Clause 1.3 may be assigned (but only with all related obligations) by the Agent to a transferee or assignee of at least five percent (5%) of the then outstanding A Shares, provided OEH is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the A Shares with respect to which such rights are being assigned.

       (j)    Lock-up Agreement

              If an offering pursuant to Clause 1.3(a) through (h), inclusive involves an underwritten offering of Shares on or after the occurrence of a Sales Date, the Pledgor agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will, and the Pledgor agrees that it shall, enter into a lock-up agreement with the underwriter or underwriters of such offering containing provisions of the type customarily employed in such agreements with respect to registered public offerings underwritten by nationally-recognized underwriting firms.

       (k)    Specific Performance

              The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Clause 1.3 (a) through (j) inclusive are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy; (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity; and (iii) any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief is hereby waived.

1.4    Registration Rights

                  Notwithstanding any other assignment made pursuant to this clause 1, the Agent may assign any registration rights afforded to it pursuant to Clause 1.3 hereof provided that any such assignment is made in accordance with the terms of Clause
                  1.3 (i).

                                    EXHIBIT A

                               NOTICE OF TRANSFER


[DATE]

To:

Citibank International PLC
Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB
Fax number: +44 207 500 4482
Attention: Loans Agency

Citigroup Global Markets Inc.
Special Equity Transactions Group
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Peter Candida
Fax number: +1 212 723 7204

Copied to:

Citicorp Trustee Company Limited
14th Floor
Citigroup Centre,
Canada Square
Canary Wharf
London E14 5LB
Fax: +44 207 500 5857
Attention: Agency and Trust

Security Agreement

We refer to the Security Agreement, dated December 22, 2003, between Sea Containers Limited, as Pledgor, and Citicorp Trustee Company Limited, as the Trustee (the "Security Agreement"). Capitalized terms used but not defined herein will have the meanings assigned thereto in the Security Agreement.

This notice is being provided to you in accordance with Clause 5.2 of the Security Agreement. The Custodian is instructed to deliver the following securities from the Account:



[Description of Shares:                              ]


Transfer to :


[Name] [Address]


Transfer instructions to be received by the Custodian and the Trustee by close of business (London time) one Business Day before the value date of the intended transfer.

Yours sincerely,

....................................................

For and on behalf of the Pledgor



COUNTERSIGNATURE BY AGENT

We confirm that (a) no Event of Default has occurred and is continuing and (b) the aggregate of the Market Value of the Collateral exceeds the Required Security Coverage Amount.

....................................................

For and on behalf of the Agent

                                    EXHIBIT B

                               NOTICE OF TRANSFER


[DATE]

To:

Citibank International PLC
Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB
Fax number: +44 207 500 4482
Attention: Loans Agency

Citigroup Global Markets Inc.
Special Equity Transactions Group
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Peter Candida
Fax number: +1 212 723 7204

Copied to:

Citicorp Trustee Company Limited
14th Floor
Citigroup Centre,
Canada Square
Canary Wharf
London E14 5LB
Fax: +44 207 500 5857
Attention: Agency and Trust

Security Agreement

We refer to the Security Agreement, dated December 22, 2003, between Sea Containers Limited, as Pledgor, and Citicorp Trustee Company Limited, as the Trustee (the "Security Agreement"). Capitalized terms used but not defined herein will have the meanings assigned thereto in the Security Agreement.

This notice is being provided to you in accordance with Clause 5.2 of the Security Agreement. The Custodian is instructed to deliver the following securities from the Account:



[Description of Shares:                              ]


Transfer to :


[Name] [Address]


This is a sale of Collateral pursuant to Clause 20.2 (a)(ii) of the Facility Agreement and we instruct the Custodian to deposit an amount equal to the purchase price of such securities into the Mandatory Prepayment Account in accordance with Clause 7.8 (Mandatory Prepayment and Cancellation - Secured Shares) of the Facility Agreement.

Transfer instructions to be received by the Custodian and the Trustee by close of business (London time) one Business Day before the value date of the intended transfer.

Yours sincerely,

....................................................

For and on behalf of the Pledgor



COUNTERSIGNATURE BY CUSTODIAN

We confirm that this is a sale by the Pledgor of  Collateral  pursuant to Clause
20.2 (a)(ii) of the Facility Agreement and we shall deposit an amount equal to the purchase price of such securities into the Mandatory Prepayment Account in accordance with Clause 7.8 (Mandatory Prepayment and Cancellation - Secured Shares) of the Facility Agreement.

....................................................

For and on behalf of the Custodian